UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 12, 2025

Date of Report (date of earliest event reported)

NRG ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-15891 (Commission File Number)	41-1724239 (I.R.S. Employer Identification No.)

910 Louisiana Street Houston Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 537-3000
Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	NRG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement

Purchase and Sale Agreement

On May 12, 2025, NRG Energy, Inc., a Delaware corporation (the “Company”), entered into a Purchase and Sale Agreement (the “Purchase Agreement”), by and among the Company, NRG East Generation Holdings LLC, a Delaware limited liability company and wholly owned direct subsidiary of the Company (“Lightning Buyer”), NRG Texas LLC, a Delaware limited liability company and wholly owned direct subsidiary of the Company (“Linebacker Buyer”), NRG Demand Response Holdings LLC, a Delaware limited liability company and wholly owned direct subsidiary of the Company (“CCS Buyer”), NRG Gas Development Company, LLC, a Delaware limited liability company and wholly owned indirect subsidiary of the Company (“JCPD Buyer” and, together with Lightning Buyer, Linebacker Buyer and CCS Buyer, the “Buyer Entities”), Lightning Power Holdings, LLC, a Delaware limited liability company (“Lightning PH Seller”), Thunder Generation, LLC, a Delaware limited liability company (“Linebacker Seller”), CCS Power Holdings, LLC, a Delaware limited liability company (“CCS PH Seller”), and Linebacker Power Development Funding, LLC, a Delaware limited liability company (“Linebacker PDF Seller” and, together with Lightning PH Seller, Linebacker Seller and CCS PH Seller, the “Sellers”). The Sellers are affiliates of LS Power Equity Advisors, LLC.

Subject to the terms and conditions of the Purchase Agreement, the Buyer Entities will acquire all of the issued and outstanding equity interests of Lightning Power, LLC, a Delaware limited liability company (“Lightning”), Linebacker Power Holdings, LLC, a Delaware limited liability company (“Linebacker”), CCS Intermediate HoldCo, LLC, a Delaware limited liability company (“CCS”) and Jack County Power Development, LLC, a Delaware limited liability company (“JCPD” and, together with Lightning, Linebacker and CCS and their respective subsidiaries, the “Acquired Companies”), respectively. The acquisition of the equity interests, together with the other transactions contemplated by the Purchase Agreement, are referred to herein as the “Transaction.”

Subject to the terms and conditions of the Purchase Agreement, the purchase price for the Transaction will consist of (i) an aggregate of 24,250,000 shares of common stock of the Company, par value $0.01 per share (the “Stock Consideration”), (ii) $6.4 billion in cash, subject to certain adjustments set forth in the Purchase Agreement (the “Cash Consideration”) and (iii) the assumption of approximately $3.2 billion of debt of the Acquired Companies at Closing. The Transaction is not expected to trigger any change of control provisions under the assumed debt. Based on the volume weighted average price of the Company’s common stock for the 10-day period prior to the announcement of the Transaction, the Stock Consideration had a value of approximately $2.8 billion, for an aggregate enterprise value of approximately $12.0 billion.

The Purchase Agreement contains representations and warranties customary for transactions of this type. The parties have agreed to various customary covenants and agreements, including, among others, an agreement by the Sellers to cause the Acquired Companies and their subsidiaries to conduct their respective businesses in the ordinary course of business in all material respects during the period between the execution of the Purchase Agreement and the closing of the Transaction (the “Closing”). In addition, the Company and the Sellers (solely with respect to the Acquired Companies) have agreed to certain limitations on the operation of their respective businesses during such period, as set forth more fully in the Purchase Agreement.

Under the terms of the Purchase Agreement, the Company has agreed to take, and cause its affiliates to take, and Sellers have agreed to reasonably assist, and cause their respective Subsidiaries to reasonably assist, the Company and its affiliates with respect to, all actions necessary to satisfy, as promptly as practicable, all conditions, undertakings, and requirements as may be necessary or appropriate to obtain all required consents, authorizations, orders, and approvals from governmental authorities, as soon as practicable, but in any event before May 12, 2026 (the “End Date”), so long as such actions, individually or taken together with other actions, do not result in a Burdensome Condition (as defined in the Purchase Agreement).

Consummation of the Transaction is subject to customary closing conditions, including (i) the absence of any law or order that restrains, enjoins or otherwise prohibits the consummation of the Transaction, (ii) the expiration or termination of the waiting period, and other required approvals, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iii) the receipt of all necessary approvals, waivers and rulings from the United States Federal Energy Regulatory Commission (“FERC”) and the New York State Public Service Commission (“NYSPSC”) (collectively, the “Required Regulatory Approvals”), and (iv) other customary closing conditions, including the accuracy of each party’s representations and warranties and each party’s compliance with its covenants contained in the Purchase Agreement (subject in the case of this clause (iv) to certain materiality qualifiers). The Transaction is not subject to a financing condition. The Closing is targeted for the end of the first quarter of 2026, subject, among other things, to the satisfaction of the foregoing conditions.

The Purchase Agreement contains customary termination rights for the Sellers and the Company, including a right of either party to terminate the Purchase Agreement if (i) there is an order or law that makes illegal or prohibits the consummation of the Transaction, (ii) the other party has breached its representations, warranties or covenants contained in the Purchase Agreement in a way that prevents satisfaction of a closing condition, subject to a cure period or (iii) the Transaction is not consummated by the End Date, which date may be extended for up to six consecutive periods of 30 days under certain circumstances. Upon termination of the Purchase Agreement for the failure to obtain the Required Regulatory Approvals by the End Date (provided such failure was not primarily caused by a material breach by a Seller of certain of its obligations under the Purchase Agreement), the Company will be required to pay the Sellers a termination fee of $400 million; provided, however, that this termination fee will not be payable if the termination is based on the failure to obtain the NYSPSC approval, and such failure is primarily caused by any Seller’s breach or non-compliance with certain of its obligations under the Purchase Agreement.

In connection with the Closing, the parties will enter into certain additional ancillary agreements, including a transition services agreement. In addition, upon the Closing the Sellers will enter into a voting trust agreement with an independent trustee with respect to a portion of the Company’s common stock they will receive in the Transaction such that the Sellers will control less than 10% of the overall voting rights of the Company’s common stock at all times, subject to exceptions permitted by FERC for a limited number of investment protection consents or veto rights.

A copy of the Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, the Sellers or the Acquired Companies. In particular, the representations and warranties contained in the Purchase Agreement were made only for the purposes of the Purchase Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Purchase Agreement. The representations and warranties contained in the Purchase Agreement may be subject to limitations agreed upon by the parties to the Purchase Agreement and are qualified by information in confidential disclosure schedules provided in connection with the signing of the Purchase Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Purchase Agreement. Additionally, certain representations and warranties in the Purchase Agreement may be subject to a standard of materiality provided for in the Purchase Agreement and have been used for the purpose of allocating risk among the parties, rather than establishing matters of fact. Investors are not third-party beneficiaries under the Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, the Sellers or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Purchase Agreement and the Transaction do not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement attached hereto as Exhibit 2.1 to this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

Registration Rights Agreement

The Purchase Agreement contemplates that, at the Closing, each Seller will enter into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which the Company will agree, on the terms and conditions set forth therein, to file with the Securities and Exchange Commission (the “SEC”) a registration statement registering for resale the shares of the Company’s common stock comprising the Stock Consideration. Under the Registration Rights Agreement, the Sellers will be subject to a lock-up, subject to certain exceptions, with respect to the transfer of the shares of Company common stock received by the Sellers in the Transaction. The lock-up period ends six months after the Closing, but if the end date of the lock-up period occurs during the month of December, the end date will be automatically postponed to January 1 of the following year.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Registration Rights Agreement attached hereto as Exhibit 4.1 to this Current Report on Form 8-K, which is incorporated into this Item 1.01 by reference.

Financing of the Transaction

In connection with entry into the Purchase Agreement, the Company entered into a commitment letter, dated May 12, 2025 (the “Commitment Letter”), by and among the Company, Citigroup Global Markets Inc. (“Citi”) and Goldman Sachs Bank USA (“Goldman Sachs” and, together with Citi, the “Lenders”). Pursuant to the terms of the Commitment Letter, the Lenders committed to provide to the Company a senior secured 364-day bridge term loan facility in an aggregate principal amount of up to $4.4 billion to finance a portion of the Transaction consideration. The Lenders’ obligations under the Commitment Letter are subject to certain customary conditions, including the consummation of the Transaction in accordance with the terms and conditions of the Purchase Agreement.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in Item 1.01 of this Current Report is incorporated by reference in response to this Item 3.02. The issuance of the Stock Consideration to the Sellers will be completed in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) provided by Section 4(a)(2) thereof as a transaction by an issuer not involving any public offering.

Forward-Looking Statements

In addition to historical information, the information presented in this Current Report includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements involve estimates, expectations, projections, goals, assumptions, known and unknown risks and uncertainties and can typically be identified by terminology such as “may,” “should,” “could,” “objective,” “projection,” “forecast,” “goal,” “guidance,” “outlook,” “expect,” “intend,” “seek,” “plan,” “think,” “anticipate,” “estimate,” “predict,” “target,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements include, but are not limited to, statements about the proposed Transaction, the expected Closing of the Transaction and the timing thereof, including receipt of required regulatory approvals and satisfaction of other customary closing conditions, the financing of the proposed Transaction, enhancements to the Company’s credit profile, synergies, opportunities, anticipated future financial and operational performance, and the Company’s future revenues, income, indebtedness, capital structure, plans, expectations, objectives, projected financial performance and/or business results and other future events, and views of economic and market conditions.

Although the Company believes that its expectations are reasonable, it can give no assurance that these expectations will prove to be correct, and actual results may vary materially. Factors that could cause actual results to differ materially from those contemplated herein include, among others, general economic conditions, the imposition of tariffs and escalation of international trade disputes, the inability to close (or any delay in closing) the proposed Transaction, the occurrence of any event, change or other circumstances that could give rise to the termination of the Purchase Agreement (including the inability to obtain required governmental and regulatory approvals in a timely manner or at all), the inability to obtain financing for the proposed Transaction, the inability of the combined company to realize expected synergies and benefits of integration of the Acquired Companies (or that it takes longer than expected) which may result in the combined company not operating as effectively as expected, hazards customary in the power industry, weather conditions and extreme weather events, competition in wholesale power, gas and smart home markets, the volatility of energy and fuel prices, the volatility in demand for power and gas, failure of customers or counterparties to perform under contracts, changes in the wholesale power and gas markets, the failure of the Company’s expectations regarding load growth to materialize, changes in government or market regulations, the condition of capital markets generally and the Company’s ability to access capital markets, the Company’s ability to execute its supply strategy, risks related to data privacy, cyberterrorism and inadequate cybersecurity, the loss of data, unanticipated outages at the Company’s generation facilities, operational and reputational risks related to the use of artificial intelligence and the adherence to developing laws and regulations related to the use thereof, the Company’s ability to achieve its net debt targets, adverse results in current and future litigation, complaints, product liability claims and/or adverse publicity, failure to identify, execute or successfully implement acquisitions or asset sales, risks of the smart home and security industry, including risks of and publicity surrounding the sales, customer origination and retention process, the impact of changes in consumer spending patterns, consumer preferences, geopolitical tensions, demographic trends, supply chain disruptions, the Company’s ability to implement value enhancing improvements to plant operations and company wide processes, the Company’s ability to achieve or maintain investment grade credit metrics, the Company’s ability to proceed with projects under development or the inability to complete the construction of such projects on schedule or within budget, the inability to maintain or create successful partnering relationships, the Company’s ability to operate its business efficiently, the Company’s ability to retain customers, the ability to successfully integrate businesses of acquired assets or companies (including the Acquired Companies), the Company’s ability to realize anticipated benefits of transactions (including expected cost savings and other synergies) or the risk that anticipated benefits may take longer to realize than expected, the Company’s ability to execute its capital allocation plan, and the other risks and uncertainties discussed in the Company’s Forms 10-K, 10-Q, and 8-K filed with or furnished to the Securities and Exchange Commission (the “SEC”).

The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. The foregoing review of factors that could cause the Company’s actual results to differ materially from those contemplated in the forward-looking statements included in this Current Report should be considered in connection with information regarding risks and uncertainties that may affect the Company’s future results included in the Company’s filings with the SEC at www.sec.gov.

Item 9.01	Exhibits.

Exhibit Number	Document
2.1	Purchase and Sale Agreement, dated May 12, 2025, by and among the Company, the Buyer Entities and the Sellers.*
4.1	Form of Registration Rights Agreement.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* The Schedules and exhibits have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRG ENERGY, INC.

Dated May 15, 2025	By:	/s/ Christine A. Zoino
Christine A. Zoino
Corporate Secretary